  Exhibit 10.32
  Amendment to $14,000,000 Promissory Note effective September 1, 2010.

AMENDMENT TO
$14,000,000 PROMISSORY NOTE
BETWEEN WAYTRONX, INC, AND
IED, INC.

WHEREAS the Parties hereto, WAYTRONX, INC. ("WAYTRONX") and IED, INC. ("IED") the registered assign for CUI, INC. entered into a Promissory Note in the amount of $14,000,000 on May 15, 2008 ("the Note");

WHEREAS under the terms of the Note, IED was to receive payments of $30,000 per month, earning interest of 1.7% and a 2.3% "Success Fee;"

WHEREAS under the terms of the Note, the Note was due and payable on a Maturity Date of May 15, 2011;

WHEREAS the Parties wish to amend the Note to reflect a one-time payment of ***ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000)*** to IED, a reduction in the amount of the Note, and an extension of the Note as set forth below:

THE PARTIES therefore agree as follows:

1. This Amendment is entered into pursuant to Paragraph No. 9(b) *Amendment and Waiver* of the Note and shall be effective on September 1, 2010.
2. This Amendment modifies ***only*** the specific terms set forth herein and ***only*** to the extent specifically set forth herein and does not in any way effect the force and effect of other provisions within the Note.
3. All principal and interest figures in this document are as of August 31, 2010.
4. Upon full execution of this Amendment, and ~~within ninety (90) calendar days~~ BY JANUARY 2011 [initials] therefrom, WAYTRONX herby agrees to pay to IED the sum of ***ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000).***
5. WAYTRONX further agrees to assign the debt it is owed from Test Products International ("TPI") in the amount of $187,208.35 to IED, during the First Quarter 2011.
6. In exchange for this agreement to pay and the assignment of the TPI debt, IED agrees to the following immediate modifications of the Note:
   a. IED will forgive $1,588,063.30 in principal; forgive $724,728.36 in accrued interest; apply the TPI debt of $187,208.35 to the remaining principal; and apply the $1,500,000 payment to the remaining principal, resulting in a total remaining balance of $10,308,983.00.
   b. In addition, IED agrees to extend the Note from its current Maturity Date of May 15, 2011 to a new Maturity Date of May 15, 2018.

7. For its part, WAYTRONX agrees to begin paying IED an interest rate of six percent (6%) per annum, thus eliminating the 1.7% interest and the 2.3% Success Fee set forth in Paragraph Nos. 3 & 3(a) of the Note.
8. WAYTRONX agrees to make payments in the amount of $51,544.92 on a monthly basis beginning on September 1, 2010, with the principal due and payable in one lump sum payment on May 15, 2018.
9. Should WAYTRONX fail to make the described $1,500,000 payment on or before December 1, 2010, then it shall begin making the six percent (6%) per annum monthly interest payments on the total current amount of the Note ($14,000,000) retroactive to September 1, 2010 and continuing until the $1,500,000 payment is made to IED.

This document consists of two (2) pages [including signature page].

AGREED TO AND ACCEPTED:

IED, INC.

By: James McKenzie
Title: Managing Director

WAYTRONX, INC.

By: William J. Clough
Title: President & CEO